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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                                July 30, 2001
                                -------------
               Date of Report (Date of earliest event reported)



                            IRVING CAPITAL, CORP.
                            ---------------------
            (Exact name of registrant as specified in its charter)


                 Delaware                    13-4078912
                 --------                    ----------
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          Identification No.)


     2800 Cameo Circle
     Las Vegas, Nevada                                89107
     -----------------                                -----
     (Address of principal executive offices)       (Zip Code)

                                (702) 382-3385
                                --------------
              Registrant's telephone number, including area code


                           39 Broadway, Suite 2250
                           New York, New York 10006
                           ------------------------

            ------------------------------------------------------
        (Former name or former address, if changed since last report.)



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ITEM 1.  CHANGE OF CONTROL OF REGISTRANT.

     On June 22, 2001, TM Capital Partners, LLC ("TM Capital), which is owned partially by Mark Elenowitz and Louis Taubman, held approximately 95% of the shares of Common Stock of TM Capital, entered into a Stock Purchase Agreement with Lee A. Balak to sell him all of its Common Stock of Irving Capital Corp (the "Company"). Pursuant to the Stock Purchase Agreement consummated July 30, 2001, TM Capital agreed to sell to Mr. Balak 4,750,000 shares of the Company's Common Stock in exchange for $5,000.

     This stock purchase closed effective July 30, 2001. Prior to the stock purchase, the Company only had one class of voting stock outstanding, its Common Stock. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, par value $.0001 per share. The Company currently has issued and outstanding 5,000,000 shares of Common Stock, par value $0.0001 per share. Of those 5,000,000 shares of Common Stock, 4,750,000 were held by TM Capital. Each outstanding share is entitled to one vote.

     Pursuant to the Stock Purchase Agreement, approximately 95% of the Company's Common Stock will be held by Lee A. Balak. Approximately 5% of the Company's Common Stock will be held by the Company's present shareholders.
As a result of Mr. Balak owning the 95% of the Company's issued and outstanding Common Stock, he will control the Company's business affairs.

     It is anticipated that the Company will remain a "shell" company for the near future.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.


Name                            Age              Positions and Offices Held
----                            ---              --------------------------
Lee A. Balak                    46               President, Chief Executive Officer
                                                 and Director

Alvin A. Snapper                71               Vice President, Secretary and Director


     Set forth below are the names of our new directors and officers, all positions and offices held with us, the period during which he has served as such, and the business experience during at least the last five years:

     LEE A. BALAK - PRESIDENT CHIEF EXECUTIVE OFFICER, DIRECTOR.   Mr. Balak
became the President, Chief Executive Officer, Treasurer and a director of the Company on July 30, 2001. Mr. Balak has been a director and the President of Power Technology, Inc. since February 1996. Power Technology, Inc. is a public company engaged in research and development activities. From February 2000 to the present, Mr. Balak has been a director and the President of Fluidic/Microwave Systems, Inc., a Nevada corporation that conducts research and development activities regarding grain drying agricultural equipment.



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From 1993 to the present, Mr. Balak has been the owner and President of No.
90 Corporate Ventures, a Canadian corporation located in Vancouver, B.C., that makes and holds personal investments made by Mr. Balak.

     ALVIN A. SNAPPER, VICE PRESIDENT, SECRETARY AND DIRECTOR. Mr. Snaper became Vice President, Secretary and a director of the Company on July 30, 2001. Mr. Snaper became a director, Vice President-Development, Secretary and Treasurer of Power Technology, Inc. in March 1998; and has been a director and President of PowerTek Technologies Corporation, Inc., a subsidiary of Power Technology, Inc. since its incorporation in 1996. From February 2000 to the present, Mr. Snaper has been a director and Treasurer of Fluidic/Microwave Systems, Inc., a Nevada corporation. From 1980 to the present, he has been the Vice President of Neo-Dyne Research, Inc., a research and development company. From 1985 to the present, he has also been
the Vice President of Inventrex Corp.   Mr. Snapper has 30 years of
scientific research and development experience. His interdisciplinary technology activities have resulted in over 600 patents, products, processes and innovations. He has been awarded the Design News Best Patent of the year award on three separate occasions. Mr. Snaper graduated from McGill University with a Bachelor of Science degree in 1950. He is a registered professional engineer in the State of California.

SECURITY OWNERSHIP OF MANAGEMENT, AFFILIATES, AND 5% BENEFICIAL OWNERS.

     The following table sets forth information concerning the beneficial ownership of the Company's Common Stock following the Stock Purchase by (i) each person who will be a beneficial owner of more than 5% of the issued and outstanding stock of the Company; and (ii) the officers and directors of the Company.


     Name and Address          Amount of Beneficial          Percentage
     of Beneficial Owner       Ownership                     of Class
     -------------------       --------------------          ----------
     Lee A. Balak                 4,750,000                    95%
     15 Ocean View Road
     Box 667
     Lyons Bay, BC VON 2EO

     Alvin A. Snapper                                           0%
     2800 Cameo Circle
     Las Vegas, Nevada 89107

     All executive officers and
     directors as a group         4,750,000                    95%





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ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS.

     Not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

     Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Not applicable.

ITEM 5.  OTHER EVENTS

     Not applicable.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

     On July 30, 2001, Louis Taubman and Mark Elenowitz resigned from the Company's Board of Directors. Neither Mr. Taubman's nor Mr. Elenowitz's resignation is the result of any disagreement with the Company relating to the Company's operations, policies or practices.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     Exhibit 10.1     Stock Purchase Agreement dated June 22, 2001


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



August 14, 2001                        IRVING CAPITAL, CORP.


                                       By: /s/ Alvin A. Snaper
                                          --------------------
                                               Alvin A. Snaper,
                                               Vice President